UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 27, 2009 (August 26, 2009)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)

(443) 285-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2009, the Board of Trustees of Corporate Office Properties Trust (the “Registrant”) approved the election of David M. Jacobstein, age 63, and Richard Szafranski, age 61, to the Registrant’s Board of Trustees.  The terms of these Trustees will expire at the Registrant’s next annual shareholder meeting to be held in May 2010.  The Registrant expects that Mr. Jacobstein and Mr. Szafranski will be nominated to stand for re-election at that time.  Upon election, Mr. Jacobstein will serve on the Board of Trustees’ Audit Committee and Investment Committee, and Mr. Szafranski will serve on the Board of Trustees’ Compensation Committee and Nominating and Corporate Governance Committee.  Effective upon their election, Mr. Jacobstein and Mr. Szafranski became eligible to receive the standard compensation provided by the Registrant to its other non-employee Trustees.

Mr. Jacobstein served as senior advisor to the real estate practice of Deloitte LLP from June 2007 through June 2009 and also served as President and Chief Operating Officer of Developers Diversified Realty Corporation, a real estate investment trust, from May 1999 to May 2007.  Mr. Szafranski is a partner in Toffler Associates, a strategy and management consulting firm, and has been retired from active service in the United States Air Force as a colonel since 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 27, 2009

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Executive Officer